UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 June 1, 2015

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

39 Old Ridgebury Road

Danbury, Connecticut 06180

(Address of principal US executive offices)

Tel: (858) 353-5749

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Typenex Settlement

On June 1, 2015, Tauriga Sciences, Inc., a Florida corporation (the “Company”) and Typenex Co-Investment, LLC, a Utah limited liability company (“Typenex”), entered into a Settlement Agreement (the “Final Settlement Agreement”). The Final Settlement Agreement was entered into between the Company and Typenex to settle all claims and obligations of the Company to Typenex under a previous Settlement Agreement entered into between the Company and Typenex on January 16, 2015 and previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2015 (“Prior Settlement Agreement”).

As set forth in the Prior Settlement Agreement, Typenex agreed to enter into a Securities Purchase Agreement and certain related documents described in the Prior Settlement Agreement pursuant to which Typenex agreed to purchase an aggregate of $300,000.00 of shares of common stock, par value $0.001, of Tauriga (“Common Stock”), in three separate but related $100,000 tranches. In addition, as set forth in the Prior Settlement Agreement, the Company agreed to issue to Typenex shares of Common Stock pursuant to the Warrant (as defined in the Prior Settlement Agreement) until Typenex had received Net Sales Proceeds (as defined in the Prior Settlement Agreement) of $600,000 from selling such Warrant shares.

As of June 1, 2105, Typenex had purchased an aggregate of $100,000 of shares of Common Stock from the Company for 4,278,990 shares of Common Stock issued to Typenex on February 13, 2015 (the “Purchased Shares”) and had earned Net Sales Proceeds from the sale of Warrant shares equal to approximately $169,000 under the Prior Settlement Agreement. The Purchased Shares are “restricted securities” as such term is defined by the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Final Settlement Agreement, on June 2, 2015 the Company made a one-time $230,000 payment to Typenex to settle all claims and obligations it had to Typenex either under the Prior Settlement Agreement and/or the Warrant. Upon the payment to Typenex, both the Prior Settlement Agreement and Warrant were terminated and have no further effect.

The foregoing description of the Final Settlement Agreement by the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Final Settlement Agreement (including the exhibits thereto) and which is attached as Exhibits 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Equity Financing #1

On June 1, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors for the sale of certain debentures with aggregate gross proceeds to the Company of $123,000. The investors under the Purchase Agreement are comprised of both long-term shareholders and certain management members of the Company. The proceeds from the Purchase Agreement were used for the payment under the Final Settlement Agreement. Pursuant to the terms of the Purchase Agreement, the investors were granted 12,300,000 commitment shares of Common Stock.

Additionally, the Company must repay the amounts raised under the Purchase Agreement prior to December 1, 2015 except as described below. The Purchase Agreement provides the Company with the following prepayment options: (i) if prepaid prior to August 31, 2015, the Company must pay each investor the amount invested plus a 10% premium and (ii) if prepaid after August 31, 2015 but prior to December 1, 2015, the Company must pay each investor the amount invested plus a 20% premium. In the event the Company has not repaid the amounts as described above, on December 1, 2015 the Company has the option to convert all amounts raised under the Purchase Agreements into shares of Common Stock based on a 20% discount to the Company’s VWAP (as defined in the Purchase Agreement) for the three Trading Days (as defined in the Purchase Agreement) prior to December 1, 2015. This will allow the Company to focus on its business plan rather than the current price of its Common Stock as occurred under the Prior Settlement Agreement.

The Company intends to use its best efforts to repay the amounts under the Purchase Agreement prior to August 31, 2015.

The foregoing description of the Purchase Agreement by the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement (including the exhibits thereto) and which is attached as Exhibits 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Equity Financing #2

In addition to the Purchase Agreement, on June 1, 2015 the Company entered into a Securities Purchase Agreement (the “Union Purchase Agreement”) with Union Capital, LLC (“Union”) for the purchase of a 7% Convertible Redeemable Note in the principal amount of $104,000 with a maturity date of June 1, 2016 (the “Union Note”). The Company received gross proceeds of $100,000 under the Union Note. The proceeds from the Union Note were used for the payment under the Final Settlement Agreement. The Company granted Union 12,500,000 commitment shares of Common Stock in consideration of the Union Note.

Pursuant to the terms of the Union Note, at any time Union may convert any principal and interest due to it at a 20% discount to the lowest closing bid price of the Common Stock for the five trading days prior to the conversion notice. Additionally, the discount will be adjusted on a ratchet basis in the event the Company offers a more favorable discount rate or look-back period to a third party during the term of the Union Note. Union will not be allowed to convert into shares of Common Stock that would result in it beneficially owning more than 9.99% of the Company’s issued and outstanding Common Stock.

The Company may prepay the amounts under the Union Note as follows: (i) if prepaid within ninety days, the Company must pay a 15% premium on all principal and interest outstanding and (ii) if prepaid after ninety days but before the one hundred and eighty-one day, the Company must pay a 30% premium on all principal and interest outstanding.

The Company intends to use its best efforts to repay the Union Note within the first ninety days.

The Company agreed to reserve 33,000,000 shares of its Common Stock to satisfy its obligations under the Union Note. This reserve will be increased to three times the number of share of Common Stock upon the approval of the Company’s stockholders of an increase in the number of authorized shares of Common Stock. The Company agreed to call a special meeting solely for such purpose with fifteen days of the Union Note.

The foregoing descriptions of the Union Note and the Union Purchase Agreement by the Company do not purport to be complete and are qualified in their entirety by reference to the full text of the Union Note and the Union Purchase Agreement (including the exhibits thereto) which are attached as Exhibits 4.1 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure under Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference.

The shares of Common Stock will be issued in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act since no general solicitation or advertising was conducted by us in connection with the offering of any of the shares, all shares to be purchased in the offering will be “restricted” in accordance with Rule 144 of the Securities Act and each of the investors are “accredited” as defined under the Securities Act. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy Common Stock.

Item 7.01 Regulation FD Disclosure

On June 2, 2015, the Company issued a press release announcing the Final Settlement Agreement with Typenex. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

4.1*	7% Convertible Redeemable Note issued to Union Capital, LLC by the Company on June 1, 2015

10.1*	Settlement Agreement dated June 1, 2015 between Typenex Co-Investment, LLC and the Company

10.2*	Form of Securities Purchase Agreement

10.3*	Securities Purchase Agreement dated June 1, 2015 between Union Capital, LLC and the Company

99.1*	Press release issued on June 2, 2015

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: June 8, 2015	By:	/s/ Stella M. Sung
Stella M. Sung
Chief Executive Officer